EXHIBIT 23.1

CARA THERAPEUTICS, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193905) pertaining to the 2004 Stock Incentive Plan, as amended, and the 2014 Equity Incentive Plan of Cara Therapeutics Inc., of our report dated March 27, 2014, with respect to the financial statements of Cara Therapeutics Inc., included in this Annual Report (Form 10-K) of Cara Therapeutics Inc., for the year ended December 31, 2013.

/s/  ERNST & YOUNG LLP

Boston, Massachusetts

March 27, 2014